MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
        PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1/A #3 of Galileo Group Inc., of our revised report dated February 26, 2009 on our audit of the restated financial statements of Galileo Group Inc. as of December 31, 2007 and December 31, 2006, and the related restated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2007 and December 31, 2006, and the reference to us under the caption “Experts.”

We consent to the use, in the registration statement on Form S-1/A #3 of Galileo Group Inc., of our revised report dated February 26, 2009 on our review of the financial statements of Galileo Group Inc. as of September 30, 2008, and the related statements of operations, stockholders’ equity and cash flows for the three-months ended September 30, 2008 and September 30, 2007 and the nine-months ended September 30, 2008 and September 30, 2007, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
February 27, 2009

6490 West Desert Inn Road, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501